EXHIBIT 24.1






        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





    We have issued our reports dated November 4, 1997 (except for

Note Q, as to which the date is December 8, 1997) accompanying the consolidated financial statements and schedules incorporated by reference or included in the

Annual Report of J & J Snack Foods Corp. and Subsidiaries on Form 10-K for the

year ended September 27, 1997.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of J & J Snack Foods

Corp. and Subsidiaries on Forms S-8 (File No. 333-03833, effective May 16, 1996,

File No. 33-87532, effective December 16, 1994 and File No. 33-50036, effective

July 24, 1992).



                                  GRANT THORNTON LLP





Philadelphia, Pennsylvania
December 15, 1997



















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